Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-249926 on Form N-1A, of our reports dated December 30, 2025 relating to the financial statements and financial highlights of TCW Transform 500 ETF, TCW Transform Systems ETF, TCW Transform Supply Chain, TCW Artificial Intelligence ETF, TCW Durable Growth ETF (fka TCW Compounders ETF), TCW Flexible Income ETF, TCW High Yield Bond ETF, TCW AAA CLO ETF, TCW Multisector Credit Income ETF, TCW Corporate Bond ETF, TCW Senior Loan ETF, and TCW Core Plus Bond ETF, each a series of TCW ETF Trust, appearing in the Annual Reports on Form N-CSR of TCW ETF Trust for the year ended October 31, 2025, and to the references to us under the headings “Financial Highlights” and “Fund Service Providers” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

Los Angeles, California

February 25, 2026